Execution Copy

      AGREEMENT, dated November 4, 2005, among MACDONALD TUDEME, an individual residing at 38 Iagrossi Drive, Waterbury, Connecticut 06705 ("Macdonald"), MARGUERITE TUDEME, an individual residing at 38 Iagrossi Drive, Waterbury, Connecticut 06705 ("Marguerite"), and MT ULTIMATE HEALTHCARE CORP., a Nevada corporation with offices located at 45 Main Street, Suite 617, Brooklyn, New York 11201 ("MHTC").


                           INTRODUCTION


      MTHC desires to acquire from Macdonald and Marguerite all of the shares (the "Tudeme MTHC Shares") of capital stock of MHTC held beneficially or of record thereby in exchange for all of the outstanding capital stock of a newly-formed Delaware corporation owned solely by MHTC ("Newco"), on the terms and subject to the conditions hereinafter set forth.

      Simultaneously with the execution and delivery and delivery hereof, MTHC, iTechexpress, Inc., a Nevada corporation ("iTechexpress"), and the stockholders thereof are executing and delivering the Share Exchange and Reorganization Agreement, dated as of the date hereof (the "Exchange Agreement", and together with this Agreement and the documents contemplated hereby and thereby, the "Transaction Agreements").

      NOW THEREFORE, the parties hereto, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

      Section 1  Business, Assets, and Liabilities of MTM.

     (a) Prior to the closing of the transactions contemplated hereby (the "Closing"), MTHC has caused the corporate names, business, operations, assets, properties, intellectual properties, trademarks, service marks, tradenames, uniform resource locators, telephone numbers, and good will of MTHC and its subsidiaries (other than iTechexpress, Inc.), together with the operating business of Abundant Healthcare Inc. ("Abundant"), to be placed into Newco.

     (b)    At the Closing, Newco shall assume the liabilities set forth in
Schedule 1(a) hereto (the "Assumed MTHC Liabilities").of MTHC.

      Section 2  Status of Certain Indebtedness of Macdonald and Marguerite.

      (a)    At the Closing, MTHC shall assume the liabilities set forth in
Schedule 2(a) hereto (the "Assumed Tudeme Liabilities") of Macdonald and Marguerite.

     (b) MTHC shall cause the Assumed Tudeme Liabilities to be satisfied or refinanced, or paid according to their respective terms.

     (c) At the Closing, MTHC shall use best efforts to substitute its guarantee and collateral to the Internal Revenue Service, and NIR Group with guarantees and collateral of MTHC in order relieve Macdonald and Marguerite of their personal liability and obligation to such creditors and to cause the lien and security interest relating to such obligations to be removed from Macdonald's and Marguerite's real estate and other assets.

     (d) Not less than five days prior to each payment due to Lisa Stern with respect to the obligation described in Schedule 2(a) hereto, MTHC shall provide written proof to Macdonald and Marguerite that such payment has been made.

     Section 3   Exchanges.

     (a) At the Closing, MTHC shall assign to Macdonald all of the issued and outstanding capital stock of Newco held hereby, which represents all of the outstanding shares of capital stock of Newco.

     (b) At the Closing, Macdonald and Marguerite shall assign to MTHC all of the Tudeme MTHC Shares.

     (c) MTHC has heretofore paid to the Tudemes $50,000 and shall, upon the execution and delivery hereof, pay to Macdonald the amount of $30,442.82 representing repayment of all loans by Macdonald to MTHC.

     (d)    (i)      MTHC hereby fully and unconditionally releases and
discharges all claims and causes of action which it, ever had, now have, or hereafter may have against Macdonald and Marguerite, in each case past, present, or as they may exist at any time after this date, whether currently known or unknown, relating to, or arising under, or in connection with, the Assumed Tudeme Liabilities.

          (ii) Each of Macdonald, Marguerite, and Newco, jointly and severally, hereby fully and unconditionally releases and discharges all claims and causes of action which it, ever had, now have, or hereafter may have against MTHC, in each case past, present, or as they may exist at any time after this date, whether currently known or unknown, relating to, or arising under, or in connection with, the Assumed MTHC Liabilities.

     (e) MTHC agrees to indemnify and hold harmless each of Macdonald, Marguerite, and Newco against any and all losses, liabilities, damages, and expenses whatsoever (which shall include for all purposes, but not be limited to, reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any breach of any representation, warranty, or covenant of MTHC contained in this Agreement, or (ii) any Assumed Tudeme Liabilities. The foregoing agreement to indemnify shall be in addition to any liability MTHC may otherwise have, including liabilities arising under this Agreement.

     (f) Macdonald, Marguerite, and Newco, jointly and severally, agrees to indemnify and hold harmless MTHC against any and all losses, liabilities, damages, and expenses whatsoever (which shall include for all purposes, but not be limited to, reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any breach of any representation, warranty, covenant, or agreement of Macdonald, Marguerite, or Newco contained in this Agreement, or (ii) any Assumed MTHC Liabilities. The foregoing agreement to indemnify shall be in addition to any liability Macdonald, Marguerite, and Newco may otherwise have, including liabilities arising under this Agreement.

     (g) At or prior to the Closing, MTHC shall amend MTHC's corporate name and the corporate name of each subsidiary so as not to contain any of the words "MT" or "Ultimate" and hereby agrees not to utilize such terms in any future corporate name or any name of any subsidiary or division thereof.

     Section 5    Representations and Warranties.

     (a) MTHC hereby represents and warrants to Macdonald and Marguerite as follows

          (i) Each of MTHC and Newco is a corporation duly organized, validly existing, and in good standing under the laws of the laws of its respective jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging.

          (ii) Each of MTHC and Newco has all necessary right and power to enter into this Agreement and to carry out the obligations hereunder and to consummate the transactions contemplated hereby. All necessary corporate proceedings of MTHC have been duly taken to authorize the execution, delivery, and performance thereby of each of this Agreement and each of the agreements referenced in Schedule 5(a)(ii) hereof (collectively, the "Separation Agreements"), including, prior to Closing, the consent of the holders of a majority of the disinterested stockholders of MTHC to the transactions contemplated hereby and in connection herewith. Each of the Separation Agreements has been duly executed and delivered by each of MTHC and Newco, and constitutes a valid and binding obligation thereof, and is enforceable against MTHC and/or Newco, as applicable, in accordance with its respective terms. Prior to Closing, the Separation Agreements will have been approved by the written consent of a majority of the disinterested stockholders of MTHC.

          (iii) All of the issued and outstanding shares of capital stock of Newco is held beneficially and of record by MTHC. The such outstanding shares of capital stock of Newco are duly and validly authorized and issued, fully paid, and nonassessable, free and clear of any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer (except as otherwise provided herein), receipt of income or other exercise of any attributes of ownership, and such securities are not subject to any pre-emptive or similar rights of stockholders. Such securities are not subject to any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to interests therein. There are no voting trusts, member agreements, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of such securities.

     (b) Macdonald and Marguerite, jointly and severally, hereby represents and warrants to each of MTHC and Newco as follows:

          (i) Each of Macdonald and Marguerite has all necessary right and power to enter into this Agreement and to carry out the obligations hereunder and to consummate the transactions contemplated hereby. Each of the Separation Agreements to which Macdonald or Marguerite is a party has been duly executed and delivered thereby, as applicable, and constitutes a valid and binding obligation of Macdonald or Marguerite, as applicable, and is enforceable against such individual in accordance with its respective terms.

          (ii) Each of Macdonald and Marguerite is an individual who has reached the age majority in his or her respective state of residence and has all necessary requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use his or her respective properties and assets and to carry on the respective business in which he or she is now engaged and the respective businesses in which he or she contemplates engaging.

          (iii) All of the issued and outstanding shares of Tudeme MTHC Shares are held beneficially and of record by Macdonald and Marguerite. The Tudeme MTHC Shares are duly and validly authorized and issued, fully paid, and nonassessable, free and clear of any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer (except as otherwise provided herein), receipt of income or other exercise of any attributes of ownership, and such securities are not subject to any pre-emptive or similar rights of stockholders. Such securities are not subject to any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to interests therein. There are no voting trusts, member agreements, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of such securities.

     Section 6    Conditions.

     The obligations of the parties hereto shall be subject to the satisfaction or waiver in writing of the following conditions between the the date hereof and the Closing:

     (a) As soon as practicable following the execution and delivery hereof, MTHC shall cause to be prepared, filed with the United States Securities and Exchange Commission, and circulated to the stockholders of MTHC such Periodic Reports (as defined in the Exchange Agreement) as shall be required under applicable securities laws and corporate laws in connection with the approval of the Separation Agreements and the transactions contemplated hereby and thereby and in connection herewith and therewith by a majority of disinterested stockholders of MTHC.

     (b) The transactions contemplated by the Exchange Agreement shall have been consummated.

     (c) At or prior to the Closing, MTHC shall enter into a revised financing arrangement with NIR Group and its affiliates in form and substance satisfactory to each of MTHC and iTechexpress.

     (d) There shall be no amendment in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) of Newco.

     (e) There shall be outstanding no option or warrant for any such share, right to subscribe to or purchase any share of capital stock of Newco, or security convertible into, or exchangeable or exercisable for, any such share, otherwise than as contemplated by, or in connection with, this Agreement.

      (f) No dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Newco in respect of the outstanding shares of Newco. Except as contemplated by the Separation Agreements, there shall have been no direct or indirect redemption, purchase, or other acquisition shall be made by Newco of shares of Newco.

      (g) Except in the ordinary course of its business, MTHC shall not permit Newco to borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than in connection with the transactions contemplated hereby. For purposes of this Agreement, references to "material", as well as correlative terms (e.g., materially, materiality, etc.), shall be deemed to refer to amounts of US$20,000 or more or effects or consequences of US$20,000 or more.

      (h) MTHC will conduct the affairs of Newco so that at the Closing, no representation or warranty of MTHC will be inaccurate in any material respect, no covenant or agreement of MTHC will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of MTHC. MTHC will use its best efforts to preserve the business operations of Newco intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of MTHC and Newco, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Closing, MTHC will conduct the its affairs and the affairs of Newco in all respects only in the ordinary course, other than in connection with the matters referenced herein.

      (i) MTHC will immediately advise the Tudemes in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the iTechexpress Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

      (j) MTHC shall use its commercially reasonable efforts to insure that all confidential information which MTHC or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Newco, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of Newco; provided, however, that the restrictions of this sentence shall not apply (i) after this Agreement is terminated, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available.

      (k) MTHC shall not make any agreement or reach any understanding not approved in writing by the Tudemes as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

      (l) David Walters and such other stockholders of iTechexpress prior to the transactions contemplated by the Exchange Agreement shall have entered into, and delivered to the Tudemes a guarantee and and substance reasonably satisfactory to the Tudemes.

      (m) The Closing shall take place on or prior to December 16, 2005. Until the Closing, MTHC shall currently pay all amounts accruing under the Assumed Tudeme Liabilities and shall take no action which would damage the business, operations, prospects, financial condition, or results of operations of Newco or the operations to held thereby at the Closing.

     (n) Prior to Closing, the Separation Agreements shall have been approved by the written consent of a majority of the disinterested stockholders of MTHC and pursuant to the applicable requirements of SEC Regulations 14A and 14C.

      Section 7    Miscellaneous.

      (a) At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (b) Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

     (c) The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive any delivery of the consideration described herein, irrespective of any investigation made by or on behalf of any party.

     (d) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     (e) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6(e)) with a copy to each of the other party hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 6(e). Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 6(e) shall be deemed given at the time of receipt thereof.

     (f) Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer (in each case, if any) of the waiving party.

     (g) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

     (h) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 6(g)).

     (i) If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     (j) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     (k) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                    /s/ McDonald Tudeme
                                    __________________________________
                                    Macdonald Tudeme


                                    /s/ Marguerite Tudeme
                                    __________________________________
                                    Marguerite Tudeme


                                    MT ULTIMATE HEALTHCARE CORP.

                                         /s/ David Walters
                                    By:  ________________________________
                                         Name: David Walters
                                         Title: Executive Vice President






                                                               Schedule 1(a)

All obligations owed to Community Bank, which obligations are insured by the Small Business Administration;

$85,000 in select liabilities of MT; and

automobile obligation of approximately $35,000.





                                                             Schedule 2(a)


$205,921.32 to Lisa Stern as it appears on the balance sheet of MT dated September 30, 2005;

All obligations of MT on the balance sheet and payable list, each dated September 30, 2005 not otherwise enumerated in Section 3 above; and

All obligations of MT to NIR Group and its affiliates and the United States Internal Revenue Service.